EXHIBIT 10.2

REDEMPTION AGREEMENT

This Redemption Agreement (this “Agreement”), dated as of August 8, 2007, is entered into by and among Surge Global Energy, Inc., a Delaware corporation (“Company”), and Gemini Master Fund, Ltd. (“Investor”).

R E C I T A L S:

   WHEREAS, the Investor purchased 2,000,000 shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”), of the Company pursuant to that certain Securities Purchase Agreement (as amended, the “Purchase Agreement”) and that certain Registration Rights Agreement (as amended, the “Registration Rights Agreement”), each dated as of November 28, 2006;

WHEREAS, in consideration for the surrender of the Shares, an additional $250,000 cash investment, and a temporary waiver of breaches under the Registration Rights Agreement, on or about April 19, 2007 the Company issued to the Investor a Convertible Note Due May 1, 2008 in the original principal amount of $1,150,000 (the “Note”) pursuant to that certain Exchange, Purchase and Amendment Agreement dated on or about April 19, 2007 (“Amendment”); initially capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings ascribed thereto in the Note;

WHEREAS, pursuant to Section 5 of the Note, the Investor has delivered a Mandatory Redemption Notice to the Company following an Event of Default under the Note; and

WHEREAS, the Company has requested that the Mandatory Redemption Date be postponed until November 1, 2007 in contemplation of a potential revocation of the Mandatory Redemption Notice by the Investor, and the Investor wishes to accommodate such request, on the terms and conditions contained herein;

A G R E E M E N T:

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Postponement of Redemption Date. The Mandatory Redemption Date shall be postponed until November 1, 2007 (as may be extended as provided herein, the “Revised Mandatory Redemption Date”). The Company and the Investor acknowledge and agree that the Mandatory Redemption Price is $1,380,000. The Company acknowledges and agrees that (a) the Investor may revoke the Mandatory Redemption Notice in its sole and absolute discretion (in which case the Company shall not redeem the Note), (b) the Mandatory Redemption Notice is currently and shall remain valid and in full force and effect unless and until revoked by the Investor, and (c) an Event of Default has occurred and is continuing and, unless the Mandatory Redemption Notice is revoked by the Investor prior to the Investor’s actual receipt of the Mandatory Redemption Price on or after the Revised Mandatory Redemption Date, the Company shall redeem the Note for the Mandatory Redemption Price on the Revised Mandatory Redemption Date notwithstanding any curing or discontinuance of the Event of Default. On or prior to November 1, 2007, the Investor may extend the Revised Mandatory Redemption Date until December 31, 2007. On or about October 25, 2007, the Investor shall deliver to the Company (which may be by fax or a digital image file (e.g. PDF) to the address set forth in Section 6 below) a written notice (“Direction Notice”) in the form of Exhibit A hereto electing to either (i) redeem the Note for the Mandatory Redemption Price on the Revised Mandatory Redemption Date, (ii) revoke the Mandatory Redemption Notice, or (iii) extend the Revised Mandatory Redemption Date until December 31, 2007. If the Investor elects clauses (i) or (ii) above, the Investor shall also deliver such Direction Notice to the Escrow Agent (as defined below). If the Investor elects to extend the Revised Mandatory Redemption Date, then the Company shall redeem the Note for the Mandatory Redemption Price on December 31, 2007 unless prior to such date the Investor submits another Direction Notice electing to revoke the Mandatory Redemption Notice. If the Mandatory Redemption Price is not paid in full to the Investor within two (2) business days following the Revised Mandatory Redemption Date on which the Mandatory Redemption is intended to occur, any unpaid portion of the Mandatory Redemption Price shall increase at the Default Interest Rate. The Company shall remain liable for payment of the Mandatory Redemption Price in full to the extent the funds delivered to the Investor from the Escrow Agent are less than the Mandatory Redemption Price for any reason.

2. Registration. Notwithstanding the delivery and effectiveness of the Mandatory Redemption Notice, the Company shall register the resale of the Conversion Shares in accordance with the terms of the Registration Rights Agreement.

3. Escrow. Contemporaneously with the execution hereof, the Company and the Investor hereby agree to enter into an escrow agreement (“Escrow Agreement”) with Torrey Pines Bank, a California banking association, as escrow agent (“Escrow Agent”), in the form of Exhibit I attached hereto. Immediately upon execution of this Agreement and such Escrow Agreement, the Company shall deposit with Escrow Agent an amount equal to One Million Three Hundred Eighty Thousand Dollars ($1,380,000) in immediately available funds to be held in escrow pursuant to the terms of the Escrow Agreement. This Agreement shall not become effective until the Escrow Agent receives such funds.

4. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given when hand delivered, when received if sent by facsimile or email or by same day or overnight recognized commercial courier service or three business days after being mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, addressed to the address of the parties stated below or to such changed address as such party may have fixed by notice:

If to the Company:

Surge Global Energy, Inc.:
12220 El Camino Real, Ste. 410
San Diego, California 92130
Attn: Bill Greene
Facsimile: (858) 704-5011
Email: Bill@SurgeGlobalEnergy.com

With a copy to (if applicable) (other than Direction Notice):
Luce, Forward, Hamilton & Scripps, LLP
11988 El Camino Real Ste. 200
San Diego, California 92130
Attn: Dennis J. Doucette
Facsimile: (858) 523-4305

If to the Investor:

Gemini Master Fund, Ltd.
c/o Gemini Strategies, LLC
12220 El Camino Real, Suite 400
San Diego, CA 92130-2091
Attn: Steven Winters
Fax:  (858) 509-8808

With a copy to:
Peter J. Weisman, P.C.
52 Vanderbilt Avenue, 17th Floor
New York, NY 10017
Fax: (212) 317-8855
Email: pweisman@pweisman.com

5. Execution of Agreement. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission or PDF shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or PDF shall be deemed to be their original signatures for any purposes whatsoever.

6. Section Headings, Construction. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

7. Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law: (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

8. Entire Agreement and Modification. This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Company and the Investor.

9. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. The Company irrevocably submits to the non-exclusive jurisdiction of any State or Federal Court sitting in San Diego, California, over any suit, action, or proceeding arising out of or relating to this Note. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum. The Company agrees that the service of process upon it mailed by certified or registered mail (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Nothing herein shall affect any party’s right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. THE COMPANY HERETO KNOWINGLY AND VOLUNTARILY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT.

10. Miscellaneous.

(a) Full Force and Effect. Except as otherwise expressly provided herein, each of the Purchase Agreement, the Registration Rights Agreement, the Amendment, the Note, the Warrants and the other agreements and transactions contemplated thereby (“Transaction Documents”) shall remain in full force and effect. Except for any waivers and modifications contained herein, if any, this Agreement shall not in any way waive or prejudice any of the rights or obligations of the Investor or the Company under the Transaction Documents, under any law, in equity or otherwise, and such waivers and modifications shall not constitute a waiver or modification of any other provision of the Transaction Documents nor a waiver or modification of any subsequent default or breach of any obligation of the Company or of any subsequent right of the Investor.

(b) Authority. Each party hereto hereby represents and warrants to the other party that the execution and delivery by such party of this Agreement, and the performance by such party of its obligations hereunder, have been duly and validly authorized by such party, with no other action on the part of such party being necessary. This Agreement has been duly and validly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms.

(c) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(d) Assignment; Successors. The Investor may assign this Agreement or its respective rights or obligations hereunder in connection with any transfer of the Note. This Agreement shall be binding upon each party’s respective successors.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

COMPANY:

SURGE GLOBAL ENERGY, INC.

By: /s/ William Greene
Name: William Greene
Title: CFO

INVESTOR:

GEMINI MASTER FUND, LTD.
By:  GEMINI STRATEGIES, LLC, as investment manager

By:          /s/ Peter Weisman
Name: Peter Weisman
Title: Managing Director

Exhibit A
DIRECTION NOTICE

Date: ____________________

Surge Global Energy, Inc.
12220 El Camino Real, Ste. 410
San Diego, California 92130
Attn: Bill Greene
Facsimile: (858) 704-5011
Email: Bill@SurgeGlobalEnergy.com

Torrey Pines Bank
12220 El Camino Real, Ste. 120
San Diego, California 92130
Attn: Teofla Rich, SVP
Facsimile: 858-755-2134
Email: TRich@TorreyPinesBank.com

Reference is made to (1) that certain Redemption Agreement (“Redemption Agreement”) dated as of August 8, 2007 between Surge Global Energy, Inc. (“Company”) and Gemini Master Fund, Ltd. (“Investor”), and (2) that certain Escrow Agreement (“Escrow Agreement”) dated as of August 8, 2007 among the Company, the Investor and Torrey Pines Bank, as escrow agent (“Escrow Agent”). Initially capitalized terms used in this Direction Notice but not defined herein shall have the meanings ascribed to them in the Escrow Agreement.

Pursuant to the Escrow Agreement, Gemini Master Fund, Ltd. elects to:

1.     Redeem the Note for the Mandatory Redemption Price and hereby directs the Escrow Agent to distribute the Mandatory Redemption Price to the Investor by wire transfer to the following account on:
—   November 1, 2007
—   December 31, 2007

Chase Manhattan Bank, N.Y.
ABA# 021-000-021
F/A/O  Goldman Sachs & Co., N.Y.
A/C#  930-1-011483
F/F/C  Gemini Master Fund, Ltd.
FFC#  002-36198

2.    Revoke the Mandatory Redemption Notice and hereby directs the Escrow Agent to distribute the Mandatory Redemption Price to the Company by transfer to the Company’s bank account held at the Escrow Agent (A/C # 0339002522).

3.    Extend the Revised Mandatory Redemption Date (as defined in the Redemption Agreement) until December 31, 2007.1

GEMINI MASTER FUND, LTD.
By:  GEMINI STRATEGIES, LLC, as investment manager

By: _______________________________
Steven Winters, President

1  If this election is made, this Direction Notice will only be delivered to the Company until another election is made.